Exhibit (j)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 50 to the Registration Statement on Form N-1A of Fidelity Magellan Fund, of our report dated May 8, 2002 on the financial statements and financial highlights included in the March 31, 2002 Annual Report to Shareholders of Fidelity Magellan Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.

____________________________
____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
May 16, 2002